UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 5, 2014

AEGERION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34921	22-2960116
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Main Street, Suite 800

Cambridge, MA 02142

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2014, Aegerion Pharmaceuticals, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) pursuant to which it will purchase certain assets and rights (the “Transaction”) associated with the biological product metreleptin for injection (the “Product”), which is marketed as Myalept® in the United States, and the sourcing, manufacture and exploitation thereof, from Amylin Pharmaceuticals, LLC (the “Seller”) and AstraZeneca Pharmaceuticals LP, an affiliate of the Seller. Under the terms of the Purchase Agreement, the Company will pay $325 million to the Seller at closing to acquire the global rights to develop, manufacture and commercialize the Product, subject to an existing distributor license with Shionogi & Co., Ltd covering Japan, South Korea and Taiwan, and will assume certain royalty, milestone and diligence obligations of the Seller and its affiliates related to the Product.

In the Purchase Agreement, the Company and the Seller have made customary representations and warranties and have agreed to certain customary covenants. Subject to the satisfaction or waiver of customary closing conditions, the Transaction is expected to close in January 2015. In connection with the closing of the Transaction, the Company and the Seller will enter into a transitional services agreement pursuant to which the Seller will agree to perform certain services for a period of time following closing, for the benefit of the Company, with respect to the Company’s use and operation of the assets purchased in connection with the Transaction. In addition, the Company will assume obligations of AstraZeneca AB (Publ) and its affiliates to (a) make royalty and certain milestone payments to Bristol-Myers Squibb Company with respect to net sales of the Product in the United States, and (b) use certain specified resources and efforts to commercialize, market, promote and sell the Product.

The foregoing description of the Transaction and the agreements related thereto does not purport to be complete and is qualified in its entirety by the terms of the Purchase Agreement.

A copy of the press release announcing the Transaction is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including a statement regarding the anticipated timeline for completing the Transaction. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to whether the Company will consummate the Transaction on the expected terms or timeline, or at all. The Company’s forward-looking statements also involve assumptions that, if they prove to be incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Except as required by law, the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Aegerion Pharmaceuticals, Inc. dated November 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2014

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Anne Marie Cook
Name:	Anne Marie Cook
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Aegerion Pharmaceuticals, Inc. dated November 6, 2014.